   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2005
                                                     REGISTRATION NO. 333-110348

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

     TEXAS                       1111 LOUISIANA                     74-0694415
(State or other               HOUSTON, TEXAS 77002                   (I.R.S.
jurisdiction of                  (713) 207-1111                      Employer
 incorporation          (Address, including zip code, and         Identification
or organization)    telephone number, including area code, of          No.)
                    registrant's principal executive offices)

                                 RUFUS S. SCOTT
                     VICE PRESIDENT, DEPUTY GENERAL COUNSEL
                        AND ASSISTANT CORPORATE SECRETARY
                                 1111 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 207-1111
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

          GERALD M. SPEDALE                           STEVEN R. LOESHELLE
         BAKER BOTTS L.L.P.                         DEWEY BALLANTINE L.L.P.
        910 LOUISIANA STREET                      1301 AVENUE OF THE AMERICAS
        HOUSTON, TEXAS 77002                        NEW YORK, NEW YORK 10019
           (713) 229-1234                                (212) 259-6160


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     REMOVAL OF SECURITIES FROM REGISTRATION

      Pursuant to its Registration Statement on Form S-3(Registration No. 333-110348), as amended by Amendment No. 1 thereto filed on November 21, 2003 and Amendment No. 2 thereto filed on December 1, 2003 (the "Registration Statement"), CenterPoint Energy, Inc., a Texas corporation ("CenterPoint"), registered for resale $575,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due May 15, 2023 (the "Notes") and 49,654,585 shares, par value $0.01 per share, of its common stock (the "Common Stock") issuable upon conversion of such Notes. The Registration Statement was declared effective by the Securities and Exchange Commission on December 4, 2003. In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement, CenterPoint is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration any of the Notes and the Common Sock issued or issuable upon conversion thereof that have not been sold under the Registration Statement as of the date hereof. CenterPoint is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement has ceased.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 30, 2005.

                                       CENTERPOINT ENERGY, INC.


                                       By: /s/ David M. McClanahan
                                           -------------------------------------
                                           David M. McClanahan
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 30, 2005.


/s/ David M. McClanahan
------------------------------------------
             David M. McClanahan                      President and Chief Executive Officer



/s/ Gary L. Whitlock
------------------------------------------
              Gary L. Whitlock                        Executive Vice President and Chief Financial Officer
                                                      (Principal Financial Officer)

/s/ James S. Brian
------------------------------------------
               James S. Brian                         Senior Vice President and Chief Accounting Officer
                                                      (Principal Accounting Officer)


                    *
------------------------------------------
             Donald R. Campbell                       Director


                    *
------------------------------------------
               Milton Carroll                         Director


                    *
------------------------------------------
                Derrill Cody                          Director


                    *
------------------------------------------
                John T. Cater                         Director


                    *
------------------------------------------
            O. Holcombe Crosswell                     Director


                    *
------------------------------------------
             Janiece M. Longoria                      Director


                    *
------------------------------------------
              Thomas F. Madison                       Director


                    *
------------------------------------------
             Robert T. O'Connell                      Director


                    *
------------------------------------------
             Michael E. Shannon                       Director


                    *
------------------------------------------
              Peter S. Wareing                        Director



*By: /s/ Rufus S. Scott
     -------------------------------------
     Rufus S. Scott, as Attorney-in-fact,
 pursuant to powers of attorney previously filed with the
            Securities and Exchange Commission